Exhibit 10.1

EQUITY PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September, 18 2020, by and between New Asia Holdings Inc., a Nevada corporation (the “Company”), and Global Crypto Offering Exchange Ltd, (“Subscriber”) the Subscriber is a  Company registered in Anguilla. The subscriber set forth in Appendix A and on the signature page hereof (each, a “Subscriber” and collectively, the “Subscribers”).

BACKGROUND

A.The Company currently has approximately 72,288,667 shares of Common Stock, issued and outstanding.

C.  The parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, and the Subscribers shall purchase, an aggregate of 50,000,000 shares (the “Shares”) of Common Stock”), at a purchase price (the “Purchase Price”) of US$0.01 per share, for a total purchase price of $500,000. The Purchase of this stock shall be in the form of USD.

D.This Equity Purchase of Shares of Common Stock will be executed in Ten (10) Individual Blocks as set forth in the Schedule included in Appendix A, each to be effectuated over a period of not greater than Twelve months from the date of execution of this Equity Purchase Agreement (EPA) in an approximate schedule of effectivity that is generally represented in Appendix A to this Agreement.

D.The Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation S promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

AGREEEMENT

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1.Purchase and Sale.   Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, assign, transfer and deliver to the Subscribers in the amounts as set forth on Appendix A hereto at the time of the closing of each Block transaction, and the Subscribers hereby agree to purchase and accept delivery from the Company, the Shares free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), for the aggregate Purchase Price, payable upon the execution hereof (the “Closing”).

(a)The shares will be issued, assigned and transferred on a Block by Block basis in an approximate schedule as set forth in Appendix A, upon the Company receiving the funds for each of the individual Blocks.

(b) If at the end of the 12 month period from the date of execution of this Agreement, the Subscriber has not completed the effectuation of the purchase of all of the Blocks as set forth in Appendix A, this Agreement will be Terminated and no additional future sale of any Blocks not effectuated will be allowed.

Exhibit 10.1

(c)For each Block to be purchased, at the time of such effectuation, The Subscriber hereby subscribes to purchase of the shares of each Block as set forth in Appendix A. In this regard, the Subscriber agrees to forward payment in the amount of each Block by wire transfer to the account below.

Bank Name: CITIBANK

Bank Address: 100 Citibank Drive, San Antonio, Texas 78245

ABA#: 322271724

Account Name: New Asia Holdings Inc.

Account Number: 206265993

Account Type: Corporate

SWIFT CODE: CITIUS33

(d)Whereas, in connection with its purchase the undersigned represents and warrants to the Company the following: The Company's private offering of Shares is being made pursuant to Regulation S, promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(e)Offer to Purchase.  Subscriber hereby irrevocably offers to purchase the Blocks of the Shares in the general schedule as set forth in Appendix A and agrees to tender herewith the total price for each Block as set forth in Appendix A. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement.  This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

(f)Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber.  As a result, upon acceptance by the Company of this Subscription Agreement, and upon effectuation of the purchase of the shares on a Block by Block basis as per Appendix A, the Subscriber will become the record and beneficial holder of the Shares (and the common stock represented thereby) and the Company will be entitled to receive the purchase price of the Shares as specified herein.

(g).Representation as to Investor Status.

☐	Individual	☐	Limited Partnership
x	Corporation	☐	General Partnership
☐	Revocable Trust
☐	Other Type of Trust (indicate type):
☐	Other (indicate form of organization):

If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation:  Subscriber (i) was not organized or reorganized for the specific purpose of acquiring the Shares (and the underlying common stock represented thereby) and (ii) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

Exhibit 10.1

XTrue

False

If the “False” box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

2.Other Representations and Warranties of the Subscriber.  Each Subscriber hereby represents and warrants to and agrees with the Company that:

(a)Standing of Subscriber.  If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement.

(b)Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares.  The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable.  This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)No Conflicts.  If Subscriber is an entity, the execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable;

(d)Purchase of Shares.  Subscriber will purchase the Shares for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Shares;

(e)Compliance with Securities Act.   Subscriber understands and agrees that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration;

(g)Legend.  The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION

Exhibit 10.1

STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(h)Subscriber is also aware that Subscriber’s rights to transfer the Shares is restricted by the Securities Act and applicable state securities laws, and Purchaser will not offer for sale, sell or otherwise transfer or dispose of the Shares without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

(i)Communication of Offer.  Subscriber has a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons, and the offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

(j)No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(k)Receipt of Information.  Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities.  Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access; and

(l)No Market Manipulation.  Subscriber and Subscriber’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

3.Company Representations and Warranties.  The Company represents and warrants to, and agrees with, each Subscriber that:

(a)Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy,

Exhibit 10.1

insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

(c)Capitalization and Additional Issuances. The authorized capital stock of the Company consists of 4,000,000,000 shares of common stock, $.001 par value and 400,000,000 shares of Preferred Stock. As of the date hereof 72,288,667 shares of the Company’s common stock and no shares of preferred stock are issued and outstanding.  Except as set forth in this paragraph, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Company are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Nevada law, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Company’s common stock may vote (“Voting Company Debt”).  As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (a) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Voting Company Debt, (b) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company.  As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.  The stockholder list provided to W2W is current and such list accurately reflects all of the issued and outstanding shares of the Company’s capital stock.

(d)SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

(i)SEC Filings.  The Company has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since its inception (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects.  As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

Exhibit 10.1

(ii)Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC;

(iii)No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(e)Related Party Transactions.All contracts, transactions, arrangements and understandings with any executive officer or director of the Company or any of its subsidiaries, any other person that directly or indirectly controls, is controlled by or is under common control with ( “Affiliate”), the Company, or any person owning 5% or more of the shares of the Common Stock (or any of such person's immediate family members or Affiliates or associates), which is required to be disclosed under Item 404 of  Regulation S-K promulgated under the Securities Act, have been fully and properly disclosed in the appropriate Company SEC Documents.  There are no such contracts, transactions, arrangements or understandings which have not been so disclosed.

(f)Consents.  No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance and sale of the Securities;

(g)No Violation or Conflict.  Neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement will:

(i)violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company or (c) any contract, agreement, instrument or undertaking to which the Company or any subsidiary is a party; or

Exhibit 10.1

(ii)result in the creation or imposition of any lien, charge or encumbrance upon the Securities except in favor of Subscriber as described herein.

(h)The Securities.  Upon issuance, the Securities:

(i)shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws.

(ii)shall have been duly and validly issued, fully paid and non-assessable; and

(iii)will not subject the holders thereof to personal liability by reason of being such holders.

(i)Litigation.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, governmental agency or body having jurisdiction over the Company including, without limitation, any such that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under this Agreement;

(j)No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities;

(k)Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l)Listing and Maintenance Requirements.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the Company Common Stock on the trading market on which the Company Common Stock is currently listed or quoted.  The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the trading market on which the Company Common Stock is currently listed or quoted, and no approval of the stockholders of the Company is required for the Company to issue and deliver to the Subscribers the Securities contemplated by this Agreement; and

(m)Full Disclosure.  No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the representations and warranties set forth herein, in light of the circumstances in which they were made, not misleading.

4.Broker’s Commission/Finder’s Fee.  Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby.  Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying

Exhibit 10.1

party’s actions.

5.Covenants Regarding Indemnification.  Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

7.Use of Proceeds.   The Company agrees that the Purchase Price shall be immediately used upon receipt thereof as working capital for operations and expansion of the business.

8.Miscellaneous.

                                        (a)Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)Entire Agreement; Assignment.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.  Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state of California.  The parties to this

Exhibit 10.1

Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties hereto agree to submit to the in person jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(e)Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f)Captions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

9. Termination. This Agreement will terminate upon the completion of the effectuation of the purchase of all Blocks as set forth in Appendix A to this Agreement or on the completion of the twelve-month anniversary of the execution of this Agreement. Upon such termination on the Anniversary date, the future right to purchase any Blocks that have not been effectuated as per the general schedule set forth in Appendix A shall be terminated and the future purchase of theses un-purchased Blocks shall not be allowed,

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

NEW ASIA HOLDINGS INC., a Nevada corporation

By:/s/  Lin Kok Peng

Name:  Lin Kok Peng

Title:  Chairman and CEO

SUBSCRIBER

Name of Subscriber:

Global Crypto Offering Exchange Ltd

Address: Vistra Corporate Services Centre,

Albert Lake Drive, The Valley, Anguilla,

British West Indies

Telephone No.: +65-9839 3879

Company Number 2457907

/s/Low Mei Meng_

By: Low Mei Meng, Director, LPJ Holdings Ltd

Dated: September, ____2020

[Signature Page to New Asia Holdings, Inc. Stock Purchase Agreement

APPENDIX A

Effectuation of Purchase of New Common Stock

Block No	Approximate Date of Purchase Transaction	Number of Shares Purchased	Purchase Price per Share	Total Amount
Block No. 1	September 2020	2,000,000	$0.01	$20,000
Block No. 2	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 3	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 4	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 5	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 6	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 7	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 8	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 9	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
Block No. 10	To be defined at the time of Block Execution	To be defined at the time of Block Execution	$0.01	To be defined at the time of Block Execution
		50,000,000	$0.01	$500,000